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                                                                    EXHIBIT 99.m


                        DISTRIBUTION PLAN OF CHOICE FUNDS

         The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") by Choice Funds (the "Trust") for the use of the Choice Balanced Fund and Choice Focus Fund series of the Trust (each a "Fund" and, collectively, the "Funds"). The Plan has been approved by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested trustees"), cast in person at a meeting called for the purpose of voting on such Plan.

         In reviewing the Plan, the Board of Trustees concluded that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

         The provisions of the Plan are:

         1. (a) The Trust shall pay fees and expenses for the distribution and promotion of the shares of each Fund at the annual rate of up to .25% of each respective Funds' average daily net assets. Such fees shall be paid on a monthly or quarterly basis as determined by the Board. In no event, shall the payments made under this Plan, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to the Conduct Rules of the National Association of Securities Dealers, Inc.

            (b) The amount set forth in paragraph 1(a) of this Plan shall be paid in connection with any activities or expenses primarily intended to result in the sale of the shares of the Funds, including but not limited to, the printing of prospectuses and reports used for sales purposes; expenses of preparation, printing and distribution of sales literature and advertisements and related expenses; compensation to broker-dealers that have entered into dealer agreements with the Trust or its distributor, which form of agreement has been approved from time to time by the Board, including the non-interested trustees, and to financial institutions and other entities that make shares of the Funds available to their customers; compensation to and expenses of the Trust's distributor; and the cost of implementing and operating the Plan. Payments under this plan are not tied exclusively to actual distribution expenses and the payments may exceed distribution expenses actually incurred.

         2. The Investment Manager and Distributor shall collect and monitor the documentation of payments made under Paragraph 1, and shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the monies reimbursed to them and others, and the purpose of any such payment made, under the Plan as to each Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made



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under the Plan as to each Fund in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued.

         3. The Plan shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the non-interested trustees, cast in person at a meeting called for the purpose of voting on the Plan.

         4. The Plan, or any agreements entered into related to this Plan, may be terminated at any time, without penalty, on not more than sixty (60) days' written notice by (a) the vote of a majority of the outstanding voting securities of a Fund, (b) the vote of a majority of the non-interested trustees, on not more than sixty (60) days' written notice, or (c) the Distributor, and shall terminate automatically in the event of any act that constitutes an assignment of the investment management agreement between the Trust on behalf of a Fund and the Investment Manager.

         5. The Plan and any agreements entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Trust for distribution pursuant to Paragraph 1 above without approval by a majority of the Trust's outstanding voting securities.

         6. All material amendments to the Plan, or any agreements entered into pursuant to this Plan, shall be approved by the non-interested trustees cast in person at a meeting called for the purpose of voting on any such amendment.

         7. So long as the Plan is in effect, the selection and nomination of the non-interested trustees of the Trust shall be committed to the discretion of such non-interested trustees.

         8. This Plan shall take effect on the 31st day of October, 1999.

                                     Choice Funds


                                     By:
                                        ----------------------------------------


                                     Sunstone Distribution Services, LLC


                                     By:
                                        ----------------------------------------



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                       SUNSTONE DISTRIBUTION SERVICES, LLC
                       207 East Buffalo Street, Suite 400
                           Milwaukee, Wisconsin 53202

               DEALER ASSISTANCE AGREEMENT FOR THE SALE OF SHARES
                               OF THE CHOICE FUNDS


Gentlemen:

We have entered into a Distribution Agreement with the Choice Funds (the "Trust"), a business trust registered as a management investment company under the Investment Company Act of 1940 (the "1940 Act"), in connection with its two separate series, and such other series as may be added to the Trust in the future (collectively the "Funds"), pursuant to which we have been appointed distributor of shares of the Funds.

This Dealer Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the 1940 Act by the Trust on behalf of the Funds under a Distribution Plan (the "Plan") adopted pursuant to said Rule. This Agreement, being made between Sunstone Distribution Services, LLC (the "Distributor") and the undersigned authorized dealer, relates to the services to be provided by the authorized dealer and for which it is entitled to receive payments pursuant to the Plan.

1. To the extent that you provide distribution assistance [and/or account maintenance and personal services] in accordance with the Plan and applicable rules of the National Association of Securities Dealers, Inc. (the "NASD") to those of your customers who may from time to time directly or beneficially own shares of the Funds, you shall be entitled to a fee periodically pursuant to the Plan.

2. The fee paid with respect to each applicable Fund will be computed daily and paid quarterly at an annual rate of up to ___% of the average net asset value of the shares of such Fund purchased or acquired by your firm as nominee for your customers, or are owned by those customers of your firm whose records, as maintained by the Fund or its transfer agent, designate your firm as the customers' dealer of record or holder of record (the "Subject Shares"). For purposes of determining the fees payable under this Agreement, the average daily net asset value of the Subject Shares will be computed in the manner specified in the Funds' Registration Statement ("Registration Statement") (as the same is in effect from time to time) in connection with the computation of the net asset value of shares for purposes of purchases and redemptions.

3. The total of the fees calculated for each respective Fund for any period with respect to which such calculations are made will be paid within 45 days after the close of such period. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder. In the event payment due for a period is less than $___, such payment will not be made but will be included with the next scheduled payment when the aggregate due exceeds $____.


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4. In our discretion payment may be withheld with respect to the Subject Shares purchased by you and redeemed or repurchased by a Fund within seven (7) business days after the date of the confirmation of such purchase.

5. You shall furnish us and the Funds with such information as shall reasonably be requested either by the Trustees of the Funds or by us with respect to the services provided and the fees paid to you pursuant to this Agreement, including but not limited to blue sky sales reports. We shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

6. All orders shall be placed either directly with the Funds' Transfer Agent in accordance with such procedures as may be established by us or the Transfer Agent, or with the Transfer Agent through the facilities of the National Securities Clearing Corporation ("NSCC"), if available, in accordance with the rules of the NSCC. In addition, all orders are subject to acceptance or rejection by the Distributor or the relevant Fund in the sole discretion of either. Purchase orders shall be subject to receipt by the Trust's Transfer Agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Registration Statement.

7. For all purposes of this Agreement you will be deemed to be an independent contractor and neither you nor any of your employees or agents shall have any authority to act in any matter or in any respect as agent for the Funds or for the Distributor. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all liabilities, losses, claims, demands, charges, costs and expenses (including reasonable attorneys fees) resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents or the purchase, redemption, transfer or registration of shares of the Funds (or orders relating to the same) by you or your clients, or from your breach of any of the terms of this Agreement. Notwithstanding anything herein to the contrary, the foregoing indemnity and hold harmless agreement shall indefinitely survive the termination of this Agreement.

8. We may enter into other similar agreements with any other person without your consent.

9. You represent that you are a member of the NASD and agree to maintain membership in the NASD. You agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. You shall comply with all applicable laws including state and Federal laws and the rules and regulations of authorized regulatory agencies. You will not sell or offer for sale shares of any Fund in any state or jurisdiction where (i) you are not qualified to act as a dealer or (ii) the shares are not qualified for sale, including under the Blue Sky laws and regulations, except for jurisdictions in which they are exempt from qualification. You agree to notify us immediately if your license or registration to act as a broker-dealer is revoked or suspended by any Federal, self-



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regulatory or state agency. If you are not a member of the NASD but are a dealer subject to the laws of a foreign country, you agree to conform to the rules of fair practice of such association. Notwithstanding the foregoing, we do not assume any responsibility in connection with your registration under the laws of the various states or jurisdictions or under federal law or your qualification under any applicable law or regulation to offer or sell shares. You agree to indemnify us and the Funds against any claim, liability, expense or loss in any way arising out of any sale or exchange of shares by you in any state or jurisdiction in which you are not so registered or qualified.

10. You represent and warrant that you are a member of the Securities Investor Protection Corporation ("SIPC") in good standing and agree to notify us of any changes in your status with the SIPC. Notwithstanding the aforementioned, you agree to make a notation on all confirmations for transactions stating, when appropriate, that you are not a member of the SIPC as required by Rule 10b-10 of the Securities Exchange Act of 1934.

11. You agree to maintain all records required by law relating to transactions involving the shares, and upon the request of us, or the Trust, promptly make such of these records available to us or the Trust's administrator as are requested. In addition you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Trust's administrator, to enable the Trust to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

12. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty, upon notice to the other party, by the Distributor or the vote of a majority of the Trustees of such Fund who are not interested persons of that Fund (the "Independent Trustees") or by a vote of a majority of the Fund's outstanding shares. It will be terminated, without notice, by any act which terminates either the Distribution Agreement with us or the Distribution [and Service] Plan, upon your expulsion or suspension from the NASD, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act. We may in our sole discretion modify or amend this Agreement upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice.

13. The provisions of the Plan and the Distribution Agreement, insofar as they relate to our obligations and the payment of fees hereunder, are incorporated herein by reference. This Agreement shall become effective upon acceptance and execution by us. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address shown on the first page of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.


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14. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.



--------------------------------------    SUNSTONE DISTRIBUTION  SERVICES, LLC
Name of Dealer (Please Print or Type)*    207 East Buffalo Street, Suite 400
                                          Milwaukee, Wisconsin  53202
--------------------------------------
Address of Dealer

--------------------------------------



By:                                       By:
   -----------------------------------       -----------------------------------
       Authorized Officer                       Authorized Officer


   -----------------------------------       -----------------------------------
       Print Name                               Print Name

Date:                                       Date:
     ---------------------------------           -------------------------------

Phone :
       -------------------------------



*NOTE: Please sign and return both copies of this Agreement to Sunstone Distribution Services, LLC, Attention ___________. Upon acceptance, one countersigned copy will be returned to you for your files.